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                                                                     EXHIBIT 5.1





November 10, 1999


Covance Inc.
210 Carnegie Center
Princeton, New Jersey   08540

                  Re:      Covance Inc.
                           Deferred Stock Unit Plan for Non-Employee
                              Members of the Board of Directors
                           REGISTRATION STATEMENT ON FORM S-8


Ladies and Gentlemen:

                  I am issuing this opinion in my capacity as General Counsel of Covance Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Common Stock, par value $.01 per share (the "Common Stock"), on a Registration Statement on Form S-8 (the "Registration Statement"). The Registration Statement relates to the issuance and sale of up to 50,000 shares of Common Stock pursuant to the Covance Inc. Deferred Stock Unit Plan for Non-Employee Members of the Board of Directors comprising a non-employee Director benefit plan (the "Plan"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                  As such counsel, I have made such legal and factual examinations and inquiries as I have deemed advisable for the purpose of rendering this opinion. Based upon the foregoing, it is my opinion that the Common Stock, when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

                  The opinions contained herein relate solely to the Delaware General Corporation Law, and I express no opinion herein concerning the laws of any other jurisdiction. This opinion is rendered to the Company in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. The opinions expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without my prior written consent, except as noted below.


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                                                               November 10, 1999
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                  I hereby consent to the reference to myself under the caption
"Legal Matters" in the prospectus included in the Registration Statement. I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                              Very truly yours,


                                               /s/ Jeffrey S. Hurwitz
                                              -------------------------------
                                              Jeffrey S. Hurwitz
                                              Corporate Senior Vice President,
                                              General Counsel and
                                              Secretary